Exhibit 23.3
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” in the registration statements on Form S-3 (Nos. 333-139978 and 333-137562) and related prospectuses of Williams Partners L.P., and to the incorporation by reference therein and in the registration statement on Form S-8 (No. 333-128881) of Williams Partners L.P., of our report dated November 29, 2007 with respect to the financial statements of Wamsutter Predecessor, included in this Current Report (Form 8-K) dated December 7, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
December 4, 2007
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the registration statements on Form S-3 (Nos. 333-139978 and 333-137562) and related prospectuses of Williams Partners L.P., and to the incorporation by reference therein and in the registration statement on Form S-8 (No. 333-128881) of Williams Partners L.P., of our report dated March 5, 2007 with respect to the consolidated financial statements of Discovery Producer Services LLC, included in this Current Report (Form 8-K) dated December 7, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
December 4, 2007